EXHIBIT 32.2

SECTION 1350 CERTIFICATION

                Pursuant to 18 U.S.C. Section 1350, I, Jane Morlok, Interim Chief Executive Officer and Chief Financial Officer of Breda Telephone Corp., certify that to my knowledge (i) Breda Telephone Corp.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Breda Telephone Corp.

Date: March 28, 2007
/s/ Jane Morlok

Jane Morlok
Chief Financial Officer
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